Exhibit 5.2

NELSON MULLINS RILEY & SCARBOROUGH LLP ATTORNEYS AND COUNSELORS AT LAW

901 15th Street, NW, Suite 1200 Washington, DC 20005 T: 202.689.2800 F: 202.689.2860 nelsonmullins.com

August 28, 2026

New Horizon Aircraft Ltd.

3187 Highway 35

Lindsay, Ontario K9V 4R1

RE: Shelf Registration Statement of New Horizon Aircraft Ltd. on Form S-3

Ladies and Gentlemen:

We have acted as U.S. counsel to New Horizon Aircraft Ltd., a British Columbia company (the “Company”), in connection with the filing of a Registration Statement on Form S-3 (the “Registration Statement”) by the Company under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement includes two prospectuses: (i) a base prospectus (the “Base Prospectus”) and (ii) a sales agreement prospectus (the “Sales Agreement Prospectus”), covering up to $50,00,000 of Class A ordinary shares, without par value (the “Common Shares”) that may be sold under the Capital on Demand™ Sales Agreement, dated February 14, 2025, with JonesTrading Institutional Services LLC (such agreement, the “Sales Agreement,” and such shares, the “Placement Shares”). The Base Prospectus provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). The Registration Statement, including the Base Prospectus (as supplemented from time to time by one or more Prospectus Supplements) and the Sales Agreement Prospectus will provide for the registration by the Company of the sale of:

(i)	Common Shares (the “ Base Prospectus Shares”);

(ii)	Preferred shares, without par value (the “Preferred Shares”), of the Company, in one or more series;

(iii)	debt securities of the Company (the “Debt Securities”), in one or more series that will be issued under one or more indentures (each, an “Indenture”) between the Company and a trustee to be named therein (the “Trustee”);

(iv)	warrants to purchase Common Shares, Preferred Shares or Debt Securities (the “Warrants”) that will be issued under one or more warrant agreements (each, a “Warrant Agreement”) between the Company and a warrant agent to be named therein (the “Warrant Agent”);

(v)	rights to purchase Common Shares, Preferred Shares or Debt Securities (“Rights”) as may be designated at the time of the offering at a future date or dates that will be issued under one or more purchase agreements (each, a “Rights Agreement”) between the Company and a rights agent to be named therein (the “Rights Agent”);

(vi)	units consisting of Common Shares, Preferred Shares, Debt Securities, Warrants, Rights or any combination of the foregoing (the “Units”), that will be issued under one or more unit agreements (each, a “Unit Agreement”) between the Company and a unit agent to be named therein (the “Unit Agent”); and

(vii)	the Placement Shares.

CALIFORNIA | COLORADO | DISTRICT OF COLUMBIA | FLORIDA | GEORGIA | ILLINOIS |

MARYLAND | MASSACHUSETTS | MINNESOTA | NEW YORK | NORTH CAROLINA | OHIO |

PENNSYLVANIA | SOUTH CAROLINA | TENNESSEE | TEXAS | VIRGINIA | WEST VIRGINIA

The Base Prospectus Shares, Preferred Shares, Debt Securities, Warrants, Rights, Units and the Placement Shares are collectively referred to herein as the “Securities.” The Securities may be offered and sold from time to time pursuant to Rule 415 under the Securities Act.

For purposes of this opinion letter, we have examined copies of such agreements, instruments and documents as we have deemed relevant and necessary to form a basis on which to render the opinions hereinafter expressed. In such examination, we have assumed (i) the legal capacity of all natural persons, (ii) the legal power and authority of all persons signing on behalf of other parties, (iii) the genuineness of all signatures, (iv) the authenticity of all documents submitted to us as originals, (v) the conformity to original documents of all documents submitted to us as certified, facsimile, conformed, digitally scanned or photostatic copies and (vi) the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed, we have assumed that the parties thereto other than the Company had or will have the requisite power to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action and execution and delivery by such parties of such documents and the validity and binding effect of such documents on such parties. As to facts material to the opinions, statements and assumptions expressed herein, we have, with your consent, relied upon oral or written statements and representations of officers and other representatives of the Company, public officials and others. We have not independently verified such factual matters.

This opinion letter is based as to matters of law solely on the applicable provisions of the federal laws of the United States and the laws of the State of New York that, in our experience, are applicable to the Securities (but not including any laws, statutes, ordinances, administrative decisions, rules or regulations of any political subdivision of the State of New York). We express no opinion herein as to any other laws, statutes, ordinances, rules or regulations (and in particular, we express no opinion as to any effect that such laws, statutes, ordinances, rules or regulations may have on the opinions expressed herein).

Based on the foregoing, and subject to the further assumptions, limitations and qualifications set forth herein, we are of the opinion that:

1.	The Debt Securities (including any Debt Securities duly issued (i) upon the exercise of any duly issued Warrants exercisable for Debt Securities, (ii) pursuant to a Right or (iii) as a component of a Unit), upon (x) due execution and delivery of an Indenture relating thereto on behalf of the Company and the Trustee named therein and due authentication of the Debt Securities by such Trustee, and (y) issuance and delivery of certificates (or book-entry notation if uncertificated) for such Debt Securities against payment therefor of such lawful consideration as the board of directors of the Company (the “Board”) (or a duly authorized committee thereof), will be validly issued and constitute legal, valid and binding obligations of the Company, enforceable in accordance with their terms.

2.	The Warrants, upon their issuance and delivery of certificates (or book-entry notation if uncertificated) for such Warrants against payment therefor of such lawful consideration as the Board (or a duly authorized committee thereof) may determine, will be validly issued and constitute legal, valid and binding obligations of the Company, enforceable in accordance with their terms.

3.	The Rights, upon their issuance and delivery of certificates (or book-entry notation if uncertificated) for such Rights against payment therefor of such lawful consideration therefor as the Board (or a duly authorized committee thereof) may determine, will be validly issued, constitute legal, valid and binding obligations of the Company, enforceable in accordance with their terms and will entitle the holders thereof to the rights specified in the Rights that they represent and in the Rights Agreement pursuant to which they are issued.

4.	The Units, upon receipt by the Company of such lawful consideration therefor as the Board (or a duly authorized committee thereof) may determine, will be validly issued, constitute legal, valid and binding obligations of the Company, enforceable in accordance with their terms and will entitle the holders thereof to the rights specified in the Unit Agreement pursuant to which they are issued.

In rendering the foregoing opinions, we have assumed that: (i) the Registration Statement, and any amendments thereto, shall have become effective under the Securities Act (and will remain effective at the time of issuance of any Securities thereunder); (ii) a Prospectus Supplement describing each class or series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Securities and Exchange Commission (the “Commission”), will be timely filed with the Commission; (iii) the definitive terms of each class or series of Securities shall have been established in accordance with (A) resolutions duly adopted by the Board (or a duly authorized committee thereof) (each, a “Board Action”), (B) the Company’s Articles, as amended (the “Articles”) and (C) applicable law; (iv) the Company will issue and deliver the Securities in the manner contemplated by the Registration Statement, the Base Prospectus, the Sales Agreement Prospectus, the applicable Prospectus Supplement and any applicable underwriting, purchase or similar agreement; (v) any Securities issuable upon conversion, exchange or exercise of any other Security will have been duly authorized and reserved for issuance, in each case within the limits of the then remaining authorized but unreserved and unissued amounts of such Securities; (vi) the total number of Common Shares and Preferred Shares issuable (including upon conversion, exchange or exercise of any other Security) will not exceed the total number of Common Shares and Preferred Shares, as the case may be, that the Company is then authorized to issue under the Articles; (vii) the Board Action authorizing the Company to issue, offer and sell the Securities will have been adopted by the Board (or a duly authorized committee thereof) and will be in full force and effect at all times at which the Securities are offered or sold by the Company; and (viii) all Securities will be issued in compliance with applicable federal and state securities laws.

With respect to any Securities consisting of Debt Securities, we have further assumed that (i) an Indenture relating to such Debt Securities shall have been duly authorized, executed and delivered on behalf of the Company and the Trustee in substantially the form filed as an exhibit to the Registration Statement; (ii) all terms of such Debt Securities not provided for in such Indenture shall have been established in accordance with the provisions of the Indenture and reflected in appropriate documentation approved by us and, if applicable, executed and delivered by the Company and the Trustee; (iii) the Company has filed respective Forms T-1 for the Trustee with the Commission and the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; (iv) such Debt Securities shall have been duly executed, authenticated, issued and delivered in accordance with the provisions of such Indenture; (v) such Debt Securities, as executed and delivered, do not violate any law applicable to the Company (including, without limitation, laws regulating the maximum rate of interest rate payable on the Debt Securities) or result in a default under or breach of any agreement or instrument binding upon the Company; and (vi) such Debt Securities, as executed and delivered, comply with all requirements and restrictions, if any, applicable to the Company, in any case whether imposed by any court or governmental or regulatory body having jurisdiction over the Company.

With respect to any Securities consisting of Warrants, we have further assumed that (i) such Warrants will be issued and delivered after due authorization, execution and delivery by the Company of a Warrant Agreement, approved by us, relating to the Warrants; (ii) all terms of such Warrants shall have been established in accordance with the provisions of such Warrant Agreement(s); (iii) such Warrants shall have been duly executed, issued and delivered in accordance with the provisions of such Warrant Agreement(s); (iv) such Warrants and the related Warrant Agreement(s), as executed and delivered, do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company; and (v) such Warrants and the related Warrant Agreement(s), as executed and delivered, comply with all requirements and restrictions, if any, applicable to the Company, in any case whether imposed by any court or governmental or regulatory body having jurisdiction over the Company.

With respect to any Securities consisting of Rights, we have further assumed that (i) such Rights will be issued and delivered after due authorization, execution and delivery by the Company of a Rights Agreement, approved by us, relating to the Rights; (ii) all terms of such Rights shall have been established in accordance with the provisions of such Rights Agreement(s); (iii) such Rights shall have been duly executed, issued and delivered in accordance with the provisions of such Rights Agreement(s); (iv) such Rights and the related Rights Agreement(s), as executed and delivered, do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company; and (v) such Rights and the related Rights Agreement(s), as executed and delivered, comply with all requirements and restrictions, if any, applicable to the Company, in any case whether imposed by any court or governmental or regulatory body having jurisdiction over the Company.

With respect to any Securities consisting of Units, we have further assumed that (i) each component of such Units will be duly authorized, validly issued and fully paid (to the extent applicable) as contemplated by the Registration Statement and the applicable Unit Agreement, if any; (ii) such Units will be issued and delivered after due authorization, execution and delivery by the Company of a Unit Agreement relating to the Units; (iii) all terms of such Units shall have been established in accordance with the provisions of such Unit Agreement(s); (iv) such Units shall have been duly executed, issued and delivered in accordance with the provisions of such Unit Agreement(s); (v) such Units and the related Unit Agreement(s), as executed and delivered, do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company; and (vi) such Units and the related Unit Agreement(s), as executed and delivered, comply with all requirements and restrictions, if any, applicable to the Company, in any case whether imposed by any court or governmental or regulatory body having jurisdiction over the Company.

To the extent that the obligations of the Company with respect to the Securities may depend on such matters, we further have assumed for purposes of this opinion letter that (i) any Trustee, Warrant Agent, Rights Agent or Unit Agent (x) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and; and (y) will be duly qualified to engage in the activities contemplated by such Indenture, Warrant Agreement, Rights Agreement or Unit Agreement, as applicable; (ii) any Indenture, Warrant Agreement, Rights Agreement or Unit Agreement, as applicable, will have been duly authorized, executed and delivered by such Trustee, Warrant Agent, Rights Agent or Unit Agent, as applicable, and will constitute the legally valid and binding obligation of such party enforceable against such party in accordance with its terms; (iii) such Trustee, Warrant Agent, Rights Agent or Unit Agent will be in compliance, with respect to the performance of its obligations under such Indenture, Warrant Agreement, Rights Agreement or Unit Agreement, as applicable, and with all applicable laws and regulations; and (iv) such Trustee, Warrant Agent, Rights Agent or Unit Agent will have the requisite organizational and legal power and authority to perform its obligations under such Indenture, Warrant Agreement, Rights Agreement or Unit Agreement, as applicable.

The opinions set forth above, insofar as they relate to the valid and binding nature of obligations, may be limited by the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting the rights of creditors (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers, preferential transfers and voidable transactions); (ii) the exercise of judicial discretion and the application of general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief and other equitable remedies), regardless of whether considered in a proceeding at law or in equity, and (iii) the effect of public policy considerations that may limit the rights of the parties to obtain further remedies. The opinions rendered herein do not include opinions with respect to compliance with laws relating to permissible rates of interest.

We hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the reference to our firm therein and in the Base Prospectus, the Sales Agreement Prospectus and any Prospectus Supplement under the caption “Legal Matters.” In giving such consent, we do not thereby admit that this firm is within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Nelson Mullins Riley & Scarborough LLP

Nelson Mullins Riley & Scarborough LLP

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